SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 20, 2003

COMPUTER NETWORK TECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Minnesota	0-139944	41-1356476
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6000 Nathan Lane North, Minneapolis, MN	55442
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (763) 268-6000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

SIGNATURE
EX-99 Press Release

Item 12. Results of Operation and Financial Condition.

     The following information is being furnished pursuant to “Item 12. Results of Operations and Financial Condition” of Form 8-K.

     On November 20, 2003, Computer Network Technology Corporation issued a press release regarding its financial results for the third quarter of 2003 and certain other information. A copy of the press release is attached hereto as Exhibit 99. The information in this Item 12 and Exhibit 99 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

     The attached press release includes pro forma information regarding results from operations, gross margins and earnings per share which include adjustments to amounts calculated under generally accepted accounting principles. The pro-forma measures are not in accordance with, or an alternative for GAAP, and may be different from pro forma measures used by other companies. Pro forma results from operations, gross margins and earnings per share are provided as a complement to results provided in accordance with generally accepted accounting principles.

     The pro-forma information is provided to give investors a more complete understanding of the underlying operational results and trends in our performance. In addition, these pro forma adjustments were made to improve comparability amongst years. Management believes that the pro forma information is used by some investors and equity analysts to make informed decisions because the information may be more useful when analyzing historical results or predicting future results from operations. In addition, management uses the pro-forma information as a basis for planning and forecasting future periods.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2003	COMPUTER NETWORK
TECHNOLOGY CORPORATION

	By	/s/ JEFFREY A. BERTELSEN
Jeffrey A. Bertelsen
Treasurer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION OF EXHIBIT
99	Press Release dated November 20, 2003.*

*	Such information is deemed “furnished” and not “filed”.